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                                                                   Exhibit 23-b

                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Joint Proxy Statement of Kansas City Power & Light Company and UtiliCorp United Inc. and Prospectus (S-4) of Kansas City Power & Light Company of our reports dated February 6, 1996, incorporated by reference and included in UtiliCorp United Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995, and to all references to our Firm included in this Joint Proxy Statement/Prospectus.


/s/ARTHUR ANDERSEN L.L.P.

Kansas City, Missouri,
June 7, 1996